CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-98379)of Berry Petroleum Company of our report dated February 12, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
March 10, 2003
Los Angeles, California

















                          EXHIBIT 23.1